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                                                                    EXHIBIT 1(c)


                                                            ________ __, 1996


                               AMENDMENT NO. 1 TO
                             DISTRIBUTION AGREEMENT
                            DATED NOVEMBER 19, 1993
                            -----------------------


DEAN WITTER REYNOLDS INC.
 Two World Trade Center
 New York, New York  10048

Dear Sirs:

          The Distribution Agreement, dated November 19, 1993, between Dean Witter, Discover & Co. (the "Company") and you relating to up to $3,250,000,000 aggregate principal amount of the Company's Medium-Term Notes Series I (the "Distribution Agreement") is hereby amended as set forth in the numbered paragraphs below.

          1. Subparagraph (a) of paragraph 1 of the Agreement is hereby amended to read as follows:

               "(a) Registration statements on Form S-3 (Registration Nos. 33-57202, 33-60734, 33-89748 and ________) in respect of U.S.
          $11,000,000,000 aggregate principal amount (or the equivalent in foreign currency or currency units) of debt securities of the Company, including the Notes, have been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and have been filed with the Securities and Exchange Commission (the "Commission") in the form heretofore delivered to the Agent, excluding exhibits (whether or not incorporated by reference) to such registration statement but including all documents incorporated by reference in the prospectus included therein, and such registration statements in such forms have been declared effective by the Commission and no stop order suspending the effectiveness of such registration statements has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in such registration statements prior to such registration statements being declared effective being hereinafter called a "Preliminary Prospectus";
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          the various parts of such registration statements, including all exhibits thereto but excluding Form T-1, each as amended at the time such part became effective, being hereinafter collectively called the "Registration Statement"; the prospectus relating to the Notes, in the form in which it has most recently been filed with the Commission (including any Pricing Supplement (as defined below)) being hereinafter called the "Prospectus"; any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to the applicable form under the Act as of the date of such Preliminary Prospectus or Prospectus, as the case may be; any supplement to the Prospectus that sets forth only the terms of a particular issue of Notes being hereinafter called a "Pricing Supplement"; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated therein by reference; and any reference to the Prospectus as amended or supplemented shall be deemed to refer to the Prospectus as amended or supplemented with respect to Notes sold pursuant to this Agreement, in the form in which it is filed with the Commission pursuant to Rule 424(b) of Regulation C under the Act, including any documents incorporated by reference therein as of the date of such filing);"

               2. Subparagraph (e) of paragraph 1 of the Agreement is hereby amended to read as follows:

               "(e) The financial statements, together with the related notes, set forth in the Prospectus and elsewhere in the Registration Statement, fairly present, on the basis stated in the Registration Statement, the financial position and the results of operations and changes in financial position of the Company and its consolidated subsidiaries at the respective dates or for the respective periods therein specified. Such financial statements and related notes have been prepared in accordance with generally accepted accounting principles applied on a consistent basis except as may be set forth in the Prospectus;"

               3. The first paragraph of text on the first page of Annex I of the Distribution Agreement is amended by adding after the reference to "November 19, 1993" in the second line thereof the following language: ", as amended by Amendment No. 1, dated ________ __, 1996, to the Distribution Agreement".

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               4. The third sentence of the first paragraph of text on the first page of Annex II of the Distribution Agreement is amended to read as follows: "The Notes are being sold pursuant to a Distribution Agreement, dated November 19, 1993, as amended by Amendment No. 1 thereto, dated ________ __, 1996 (such Distribution Agreement, as so amended, the "Distribution Agreement"), between the Company and the Agent, to which this Administrative Procedure is attached as Annex II."

          This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

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          If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, whereupon this letter and the acceptance by you thereof shall constitute a binding agreement between the Company and in accordance with its terms.

                                    Very truly yours,

                                    DEAN WITTER, DISCOVER & CO.



                                    By:____________________________
                                      Name:
                                      Title:

Accepted in New York, New York,
 as of the date hereof:


DEAN WITTER REYNOLDS INC.


By:_________________________________
  Name:
  Title:

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